UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

INFINITY RESOURCES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-152959	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 North Scottsdale Road, Suite 140 Scottsdale, Arizona	85257
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 889-2650

YouChange Holdings Corp

2209 West 1st Street, Suite A113

Tempe, Arizona 85281

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 of this Current Report on Form 8-K regarding the severance agreements, the 2012 Incentive Compensation Plan, and the indemnity agreements. The disclosure contained in Item 5.02 and the information contained in Exhibits 10.1, 10.2, 10.3, 10.4, 10.5(a), 10.5(b), 10.5(c), 10.5(d), and 10.6 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 17, 2012 (the “Closing Date”), Infinity Resources Holdings Corp. (formerly, YouChange Holdings Corp) (the “Company”) closed a merger transaction with YouChange Merger Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of the Company (“YCMS”), and Earth911, Inc., a Delaware company (“Earth911”), pursuant to an Agreement and Plan of Merger, dated as of May 21, 2012, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of August 22, 2012, and that certain Amendment No. 2 to Agreement and Plan of Merger, dated as of August 31, 2012 (collectively, the “Merger Agreement”). In accordance with the terms of the Merger Agreement, on the Closing Date, YCMS merged with and into Earth911, which will continue to operate as a wholly owned subsidiary of the Company (the “Merger”). In exchange for 100% of the issued and outstanding shares of capital stock of Earth911 immediately prior to the closing of the Merger, the Company issued 49,110,123 shares of its common stock to the stockholders of Earth911 (the “Earth911 Stockholders”). As a result of the Merger, the Earth911 Stockholders acquired 85% of the Company’s issued and outstanding common stock.

This description of the Merger does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a portion of which is filed as Exhibit 2.4 to the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 27, 2012, and a portion of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2012, and is incorporated herein by reference.

On October 18, 2012, the Company issued a press releasing announcing the closing of the Merger. A copy of that press release is attached hereto as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued 49,110,123 shares of its common stock in exchange for 100% of the capital stock of Earth911, pursuant to the Merger Agreement. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference. The issuance of common stock to the Earth911 Stockholders pursuant to the Merger Agreement was made in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. Each Earth911 Stockholder made representations to the Company that (1) the shares were being acquired by it for its own account and not with a view to the distribution of the shares, (2) it had sufficient knowledge and experience in financial and business maters so as to be capable of evaluating the merits and risks of the acquisition of the shares, and (3) it was supplied with, or had access to, information, including the Company’s public filings and any other information with respect to the Company’s financial condition, business, and prospects and other information it requested, to enable it to understand more fully the nature of the acquisition of the shares and to verify the accuracy of the information supplied.

Item 5.01. Changes in Control of Registrant.

As more fully described under Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference, on the Closing Date, the Company acquired all of the issued and outstanding shares of capital stock of Earth911 in a reverse merger transaction. In accordance with the Merger Agreement, in exchange for 100% of the issued and outstanding shares of capital stock of Earth911 immediately prior to the closing of the Merger, the Company issued 49,110,123 shares of its common stock to the Earth911 Stockholders.

Immediately prior to the Merger and after giving effect to a 1-for-5 reverse stock split, the Company had 8,666,488 shares of common stock issued and outstanding. Immediately after the issuance of the shares to the Earth911 Stockholders, the Company had 57,776,611 shares of common stock issued and outstanding. As a result of the Merger, the Earth911 Stockholders acquired 85% of the Company’s issued and outstanding common stock.

In connection with this change in control, certain individuals resigned as officers and directors of the Company and new officers and directors were appointed effective as of the Closing Date. Reference is made to Item 5.02 of this Current Report on Form 8-K regarding resignation of directors and officers, appointment of officers, and appointment of directors. The disclosure contained in Item 5.02 is hereby incorporated by reference in its entirety into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

In connection with the Merger, Jeffrey I. Rassás resigned as the Company’s Chief Executive Officer and Director, and Richard A. Papworth resigned as the Company’s Director, effective as of the Closing Date. Mr. Rassás will continue to work with the Company as a consultant and Mr. Papworth will continue as the Company’s Chief Financial Officer.

Appointment of Officers

Effective as of the Closing Date, Barry M. Monheit was appointed as President and Chief Executive Officer of the Company pursuant to the Merger Agreement. Mr. Monheit, 66, has served as Chief Executive Officer of Earth911 since June 2011, and as a director of Earth911 since March 2012. Mr. Monheit has served as a director of Smith & Wesson Holding Corporation, a publicly held manufacturer of firearms, since February 2004 and as Chairman since October 2004. Mr. Monheit served as a financial and operational consultant from April 2010 until June 2011. From May 2009 until April 2010, Mr. Monheit was a Senior Managing Director of FTI Palladium Partners, a financial consulting division of FTI Consulting, Inc., a New York Stock Exchange-listed global advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory, and economic environment. Mr. Monheit was a consultant focusing on financial and operational issues in the corporate restructuring field from January 2005 until May 2009. From July 1992 until January 2005, Mr. Monheit was associated in various capacities with FTI Consulting, Inc., a business advisory firm that provides multidisciplinary solutions to complex challenges and opportunities, serving as the President of its Financial Consulting Division from May 1999 through November 2001. Mr. Monheit was a partner with Arthur Andersen & Co. from August 1988 until July 1992, serving as partner-in-charge of its New York Consulting Division and partner-in-charge of its U.S. Bankruptcy and Reorganization Practice.

There are no other arrangements or understandings pursuant to which Mr. Monheit was selected as the President and Chief Executive Officer. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Monheit. There are no related party transactions between the Company and Mr. Monheit reportable under Item 404(a) of Regulation S-K.

Severance Agreements

On the Closing Date, the Company entered into a severance agreement with Mr. Monheit in connection with his appointment as the Company’s President and Chief Executive Officer. Under the terms of the severance agreement, if Mr. Monheit’s employment with the Company is terminated by the Company other than for cause, Mr. Monheit will be entitled to receive (i) his base salary for a period of 12 months following such termination, (ii) a portion of the bonus earned by Mr. Monheit for the period commencing on the first day of the fiscal year for which the bonus is calculated and ending on the date of termination, and (iii) all unvested stock-based compensation held by Mr. Monheit will vest as of the date of termination. For purposes of the severance agreement, “cause” means any termination of Mr. Monheit’s employment by the Company as a result of Mr. Monheit engaging in an act or acts involving a crime, moral turpitude, fraud, or dishonesty, or Mr. Monheit’s willfully violating in a material respect the Company’s Corporate Governance Guidelines, Code of Conduct, or any applicable Code of Ethics, including, without limitation, the provisions thereof relating to conflicts of interest or related party transactions. The severance agreement prohibits Mr. Monheit from competing with the Company for a period of 12 months following the termination of his employment by the Company other than for cause or upon resignation by Mr. Monheit. The severance agreement also prohibits Mr. Monheit from soliciting or hiring any person who is employed by or was employed by the Company within 12 months of the termination of Mr. Monheit’s employment for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for the Company.

On the Closing Date, Earth911, a wholly owned subsidiary of the Company following the Merger, entered into a severance agreement with Corey Lambrecht, President of Earth911. Under the terms of the severance agreement, if Mr. Lambrecht’s employment with Earth911 is terminated by Earth911 other than for cause, Mr. Lambrecht will be entitled to receive (i) his base salary for a period of 12 months following such termination, (ii) a portion of the bonus earned by Mr. Lambrecht for the period commencing on the first day of the fiscal year for which the bonus is calculated and ending on the date of termination, and (iii) all unvested stock-based compensation held by Mr. Lambrecht will vest as of the date of termination. For purposes of the severance agreement, “cause” means any termination of Mr. Lambrecht’s employment by Earth911 as a result of Mr. Lambrecht engaging in an act or acts involving a crime, moral turpitude, fraud, or dishonesty, or Mr. Lambrecht’s willfully violating in a material respect Earth911’s Corporate Governance Guidelines, Code of Conduct, or any applicable Code of Ethics, including, without limitation, the provisions thereof relating to conflicts of interest or related party transactions. The severance agreement prohibits Mr. Lambrecht from competing with Earth911 for a period of 12 months following the termination of his employment by Earth911 other than for cause or upon resignation by Mr. Lambrecht. The severance agreement also prohibits Mr. Lambrecht from soliciting or hiring any person who is employed by or was employed by Earth911 within 12 months of the termination of Mr. Lambrecht’s employment for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Earth911.

On the Closing Date, Youchange, Inc., a wholly owned subsidiary of the Company, entered into a severance and noncompetition agreement with each of Derrick Mains, President of Youchange, Inc., and Daniel Fogel, Vice President of Operations of Youchange, Inc. Pursuant to these severance and noncompetition agreements, the executives will be entitled to certain benefits and compensation depending upon the circumstances surrounding the executive’s termination. In the event that Youchange, Inc. terminates the executive for cause (as defined in the agreement), the executive is entitled to receive his accrued base salary and vested benefits through the date of termination. In the event that Youchange, Inc. terminates the executive other than for cause, the executive will receive his base salary for 12 months following the date of termination and any associated cash bonuses, in addition to the salary accrued and benefits vested prior to the date of termination. In the event that the executive is terminated by Youchange, Inc. other than for cause or the executive terminates for good reason (as defined in the agreement) within one year of a change in control (as defined in the agreement), the executive will receive his base salary for 12 months following the date of termination, an amount equal to the average of the executive’s cash bonus for each of the two years prior to termination, and all unvested stock compensation held by the executive will immediately vest. The severance and noncompetition agreements prohibit the executives from competing with Youchange, Inc. during their employment with Youchange, Inc. and for a period of two years following their termination. In addition, for a period of two years following their termination, the executives will be prohibited from soliciting or hiring employees and from soliciting customers of Youchange, Inc.

The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the severance agreements, and is subject to and qualified in its entirety by reference to the full text of the severance agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 and are incorporated herein by reference.

Appointment of Directors

Effective as of the Closing Date, Mitchell A. Saltz, Colton R. Melby, Ronald L. Miller, Barry M. Monheit, Richard R. Quinn, and I. Marie Wadecki were appointed as directors of the Company pursuant to the Merger Agreement. On October 18, 2012, the board of directors appointed Michael F. Golden as a director. Mr. Saltz will serve as Chairman and Colton R. Melby will serve as Vice Chairman. Messrs. Miller and Quinn and Ms. Wadecki will serve on the audit committee; Messrs. Golden, Miller, and Saltz will serve on the compensation committee; and Messrs. Golden and Miller and Ms. Wadecki will serve on the Nominations and Corporate Governance Committee. There are no other arrangements or understandings pursuant to which the foregoing directors were selected. There are no related party transactions between the Company and the foregoing directors reportable under Item 404(a) of Regulation S-K.

2012 Incentive Compensation Plan

On October 18, 2012, the board of directors approved the 2012 Incentive Compensation Plan (the “2012 Plan”). The material features of the 2012 Plan are set forth below.

Purpose

The 2012 Plan is designed to attract, motivate, retain, and reward the Company’s executives, employees, officers, directors, and consultants by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

Awards

The 2012 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

A total of 7,500,000 shares of the Company’s common stock are reserved and available for issuance in connection with awards under the 2012 Plan. Any shares under the 2012 Plan that are not issued because the awards terminate without the issuance of shares, or because of the withholding of shares to pay taxes or the exercise price of an award, will be available for issuance under the 2012 Plan.

Limitations on Awards

The 2012 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No more than 1,000,000 shares of the Company’s common stock reserved for issuance under the 2012 Plan may be granted to an individual during any fiscal year pursuant to awards granted under the 2012 Plan. The maximum amount that may be earned by any individual on annual incentive award or other cash award for any fiscal year is $2.0 million, and the maximum amount that may be earned by any individual as a performance award or other cash award for a performance period is $5.0 million.

No outstanding options may be repriced without stockholder approval (that is, the Company cannot amend an outstanding option to lower the exercise price or exchange an outstanding option for a new option with a lower exercise price). In addition, the 2012 Plan prohibits the Company from exchanging an outstanding option with an exercise price above the then current fair market value of the Company’s common stock for cash or another award, or taking any other action that may be treated as a repricing.

Capitalization Adjustments

In the event that any dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Company’s common stock, then the committee (as defined below) will substitute, exchange, or adjust any or all of the following in such manner as it deems equitable: (1) the kind and number of shares available under the 2012 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding section; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

Eligibility

The persons eligible to receive awards under the 2012 Plan consist of officers, directors, employees, and consultants. However, incentive stock options may be granted under the 2012 Plan only to the Company’s employees, including the Company’s officers who are employees.

Administration

The 2012 Plan will be administered by a committee approved by the Company’s board of directors. The committee members will be (i) “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless administration of the 2012 Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the 2012 Plan, and (ii) “outside directors” within the meaning of Section 162(m) of the Code, unless administration of the 2012 Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code. Subject to the terms of the 2012 Plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of the Company’s common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2012 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2012 Plan. The committee may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights

The committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options. In addition, the committee is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation of the Company’s common stock between the grant date and the exercise date of the stock appreciation right. The committee determines the exercise price per share subject to an option and the grant price of a stock appreciation right; however, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of the Company’s common stock on the grant date. The committee generally will fix the maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service, except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in any form of legal consideration specified by the committee, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards, or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction (a “cashless exercise”) as determined by the committee. The committee determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock and Restricted Stock Units

The committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of shares of the Company’s common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of one of the Company’s stockholders, unless otherwise determined by the committee. An award of restricted stock units confers upon a participant the right to receive shares of the Company’s common stock at the end of a specified period or upon achievement of performance goals and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an award of restricted stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. The committee determines all of the terms of the restricted stock and restricted stock units awards subject to the terms of the 2012 Plan.

Dividend Equivalents

The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of the Company’s common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of the Company’s common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of the Company’s common stock, awards, or otherwise as specified by the committee. The committee determines all of the terms of the dividend equivalent awards subject to the terms of the 2012 Plan.

Bonus Stock and Awards in Lieu of Cash Obligations

The committee is authorized to grant shares of the Company’s common stock as a bonus free of restrictions for services performed for the Company or to grant shares of the Company’s common stock or other awards in lieu of the Company’s obligations to pay cash under the 2012 Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock Based Awards

The committee is authorized to grant awards under the 2012 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company’s common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of the Company’s common stock, purchase rights for shares of the Company’s common stock, awards with value and payment contingent upon the Company’s performance or any other factors designated by the committee, and awards valued by reference to the book value of shares of the Company’s common stock or the value of securities of or the performance of specified subsidiaries or business units. The committee determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the committee. In addition, the 2012 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of the Company’s common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year or years. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) may, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance based” compensation not subject to the limitation on the tax deductibility by the Company under Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s Chief Executive Officer and the three other highest compensated officers (excluding the Chief Financial Officer) as of the end of a taxable year as disclosed in the Company’s Securities and Exchange Commission filings. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m).

Subject to the requirements of the 2012 Plan, the committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on the Company’s consolidated financial statements, and/or those of its affiliates, or for the Company’s business units (except with respect to the total stockholder return and earnings per share criteria), will be used by the committee in establishing performance goals for performance awards designed to comply with the performance-based compensation exception to Section 162(m): (1) total stockholder return, (2) total stockholder return compared to total return (on a comparable basis) of a publicly available index, such as the Standard & Poor’s 500 Stock Index, (3) net income, (4) pretax earnings, (5) earnings before interest expense, taxes, depreciation, and amortization, (6) pretax operating earnings after interest expense but before bonuses, service fees, and extraordinary or special items, (7) operating margin, (8) earnings per share, (9) return on equity, (10) return on capital, (11) return on investment, (12) operating earnings, (13) working capital or inventory, (14) operating earnings before the expense for share based awards, and (15) ratio of debt to stockholders’ equity. In granting performance awards, the committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2012 Plan. During the first 90 days of a performance period, the committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise. For performance awards that are intended to qualify as performance based awards under Section 162(m), the performance goals and the determination of their achievement will be made in accordance with Section 162(m). The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award. The committee is authorized to adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or in response to changes in applicable laws, regulations, or accounting principles.

Other Terms of Awards

Awards may be settled in the form of cash, shares of the Company’s common stock, other awards, or other property in the discretion of the committee. Awards under the 2012 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of the Company’s common stock, or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2012 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of the Company’s common stock or other property to be distributed will be withheld (or previously acquired shares of the Company’s common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.

Acceleration of Vesting; Change in Control

The committee, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if the Company undergoes a “change in control,” as defined in the 2012 Plan. In addition, the committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by the Company or the Company’s successor without “cause” or terminates for “good reason,” as defined in the 2012 Plan.

In the event of a “corporate transaction,” as defined in the 2012 Plan, the acquiror may assume or substitute for each outstanding stock option. If the acquiror does not assume or substitute for an outstanding stock option, such stock option will terminate immediately prior to the close of such corporate transaction to the extent the option is not exercised.

Amendment and Termination

The Company’s board of directors may amend, alter, suspend, discontinue, or terminate the 2012 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by the Company’s board of directors or any amendment for which stockholder approval is required by law or the primary stock exchange on which the Company’s common stock trades, or the amendment or alteration to the 2012 Plan materially increases the benefits accruing to the participants under the 2012 Plan, materially increases the number of securities that may be issued under the 2012Plan, or materially modifies the requirements for participation in the 2012 Plan. Unless earlier terminated by the Company’s board of directors, the 2012 Plan will terminate 10 years after the adoption by the Company’s board of directors of the 2012 Plan. Amendments to the 2012 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant’s previously granted and outstanding awards.

The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the 2012 Plan, and is subject to and qualified in its entirety by reference to the full text of the 2012 Plan, which is attached hereto as Exhibit 10.5(a) and is incorporated herein by reference. The form of non-qualified stock option agreement, form of incentive stock option agreement, and form of restricted stock award agreement for the 2012 Plan are included as Exhibits 10.5(b), 10.5(c), and 10.5(d), respectively, to this Current Report on Form 8-K.

Indemnity Agreements

Effective as of October 17, 2012, the Company entered into indemnity agreements with each of its directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

A copy of the form of indemnity agreement is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Articles of Incorporation

On the Closing Date, the Company filed amended and restated articles of incorporation (the “Restated Articles”) with the Secretary of State of the state of Nevada in connection with the closing of the Merger. As described in the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 27, 2012, the Company’s board of directors and stockholders previously approved the Restated Articles to be adopted in connection with, and to be effective upon, the closing of the Merger.

A copy of the Restated Articles is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

On the Closing Date, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Merger. As described in the Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 27, 2012, the Company’s board of directors and stockholders previously approved the Restated Bylaws to be adopted in connection with, and to be effective upon, the closing of the Merger.

A copy of the Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 18, 2012, the Company’s board of directors approved a new Code of Conduct (the “Code of Conduct”), applicable to all directors, officers, and employees of the Company, and a new Code of Ethics for the CEO and Senior Financial Officers (the “Code of Ethics”), applicable to the Company’s Chief Executive Officer and all senior financial officers, including the Chief Financial Officer and principal accounting officer.

Copies of the Code of Conduct and the Code of Ethics are attached hereto as Exhibits 14.1 and 14.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed pursuant to this item will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to this item will be filed by amendment within 71 calendar days after the date of this Current Report on Form 8-K.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Infinity Resources Holdings Corp.

3.2	Amended and Restated Bylaws of Infinity Resources Holdings Corp.

10.1	Severance Agreement, dated as of October 17, 2012, by and between Infinity Resources Holdings Corp. and Barry Monheit

10.2	Severance Agreement, dated as of October 17, 2012, by and between Earth911, Inc. and Corey Lambrecht

10.3	Severance and noncompetition agreement, dated as of October 17, 2012, by and between Youchange, Inc. and Derrick Mains

10.4	Severance and noncompetition agreement, dated as of October 17, 2012, by and between Youchange, Inc. and Daniel Fogel

10.5(a)	2012 Incentive Compensation Plan

10.5(b)	Form of Non-Qualified Stock Option Agreement

10.5(c)	Form of Incentive Stock Option Agreement

10.5(d)	Form of Restricted Stock Award Agreement

10.6	Form of Indemnity Agreement

14.1	Code of Conduct

14.2	Code of Ethics for the CEO and Senior Financial Officers

99.1	Press release, dated October 18, 2012, announcing the closing of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2012	INFINITY RESOURCES HOLDINGS CORP.

	By:	/s/ Barry Monheit
Barry Monheit
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Infinity Resources Holdings Corp.

3.2	Amended and Restated Bylaws of Infinity Resources Holdings Corp.

10.1	Severance Agreement, dated as of October 17, 2012, by and between Infinity Resources Holdings Corp. and Barry Monheit

10.2	Severance Agreement, dated as of October 17, 2012, by and between Earth911, Inc. and Corey Lambrecht

10.3	Severance and noncompetition agreement, dated as of October 17, 2012, by and between Youchange, Inc. and Derrick Mains

10.4	Severance and noncompetition agreement, dated as of October 17, 2012, by and between Youchange, Inc. and Daniel Fogel

10.5(a)	2012 Incentive Compensation Plan

10.5(b)	Form of Non-Qualified Stock Option Agreement

10.5(c)	Form of Incentive Stock Option Agreement

10.5(d)	Form of Restricted Stock Award Agreement

10.6	Form of Indemnity Agreement

14.1	Code of Conduct

14.2	Code of Ethics for the CEO and Senior Financial Officers

99.1	Press release, dated October 18, 2012, announcing the closing of the Merger